Press Release
FOR IMMEDIATE RELEASE:

DCT INDUSTRIAL TRUST® REPORTS FOURTH QUARTER
AND FULL-YEAR 2016 RESULTS

Net Earnings of $0.21 per Diluted Share in Q4 and $1.03 per Diluted Share in 2016

FFO, as adjusted, of $0.59 per Diluted Share in Q4 and $2.27 per Diluted Share in 2016

Consolidated Operating Occupancy Increased to 97.2 Percent

Same-Store NOI Growth of 8.9 Percent on a Cash Basis and 7.4 Percent on a Straight-Line Basis in Q4;
5.9 Percent on a Cash Basis and Straight Line-Basis for 2016

Rent Growth of 19.3 Percent on a Straight-Line Basis and 8.9 Percent on a Cash Basis in Q4;
18.4 Percent on a Straight-Line Basis and 7.5 Percent on a Cash Basis for 2016

DENVER, February 2, 2017 - DCT Industrial Trust® (NYSE: DCT), a leading real estate company, today announced financial results for the three months and year ending December 31, 2016.

“2016 was another outstanding year for DCT with strong operating results and value creation for our shareholders,” said Phil Hawkins, President and CEO for DCT Industrial. “Operationally, we saw excellent rent, occupancy and same-store NOI growth, and our development program continues to significantly exceed expectations. We stabilized 5.8 million square feet of development and redevelopment in 2016 with an investment of approximately $437 million and commenced construction on 3.5 million square feet with a projected investment of $240 million.”

Net income attributable to common stockholders (“Net Earnings”) for Q4 2016 was $19.7 million, or $0.21 per diluted share, compared to $38.5 million, or $0.43 per diluted share, reported for Q4 2015, a decrease of 51.2 percent per diluted share. For the year ending December 31, 2016, Net Earnings was $93.1 million, or $1.03 per diluted share, compared to $94.0 million, or $1.05 per diluted share, reported for the year ending December 31, 2015, a decrease of 1.9 percent per diluted share.

Funds from operations (“FFO”), as adjusted, attributable to common stockholders and unitholders for Q4 2016 totaled $56.0 million, or $0.59 per diluted share, compared with $49.6 million, or $0.53 per diluted share for Q4 2015, an 11.3 percent increase. These results exclude $0.5 million of acquisition costs and a $0.9 million decrease in interest expense related to hedge ineffectiveness for the quarter ending December 31, 2016, and $3.6 million of severance costs for the quarter ending December 31, 2015.

For the year ending December 31, 2016, FFO, as adjusted, totaled $214.7 million, or $2.27 per diluted share, compared with $186.4 million, or $2.00 per diluted share, for the year ending December 31, 2015, an increase of 13.5 percent per diluted share. These results exclude $1.1 million of acquisition costs and a $0.4 million decrease in interest expense related to hedge ineffectiveness for the year ending December 31, 2016, and $1.9 million of acquisition costs and $3.6 million of severance costs for the year ending December 31, 2015.

Property Results and Leasing Activity
As of December 31, 2016, DCT Industrial owned 401 consolidated operating properties, totaling 64.7 million square feet, with occupancy of 97.2 percent, an increase of 100 basis points from Q3 2016 and an increase of 280 basis points over Q4 2015. On a same-portfolio basis, the net impact of acquisitions, dispositions and placing developments into operations increased occupancy by 70 basis points. Approximately 309,000 square feet, or 0.5 percent of DCT Industrial’s total consolidated portfolio was leased but not occupied at December 31, 2016, which does not take into consideration 441,000 square feet of leases in development buildings either under construction or in pre-development.

In Q4 2016, the Company signed leases totaling 1.6 million square feet with rental rates increasing 19.3 percent on a straight-line basis and 8.9 percent on a cash basis, compared to the corresponding expiring leases. For the full-year, the Company signed leases totaling 14.3 million square feet with rental rates increasing 18.4 percent on a straight-line basis and 7.5 percent on a cash basis. The Company’s tenant retention rate was 78.4 percent in Q4 2016 and 76.4 percent for the year ending December 31, 2016.

Net operating income (“NOI”) was $77.6 million in Q4 2016, compared with $66.1 million in Q4 2015. For the year ending December 31, 2016, NOI was $294.5 compared to $260.9 million for the year ending December 31, 2015.

In Q4 2016, same-store NOI, excluding revenue from lease terminations, increased 8.9 percent on a cash basis and 7.4 percent on a straight-line basis, when compared to Q4 2015. Same-store occupancy averaged 96.7 percent in Q4 2016, an increase of 170 basis points from Q4 2015. For the year ending December 31, 2016, same-store NOI, excluding revenue from lease terminations, increased 5.9 percent on both a cash and straight-line basis, when compared with the year ending December 31, 2015. Same-store occupancy averaged 96.8 percent for the full-year 2016, an increase of 180 basis points over the full-year 2015.

Investment Activity
Acquisitions
Since September 30, 2016, DCT Industrial acquired four buildings for $41.7 million. Totaling 351,000 square feet, these buildings were 100.0 percent occupied at the time of closing. The Company expects a year-one weighted-average cash yield of 5.5 percent and anticipates a weighted-average stabilized cash yield of 6.2 percent on the acquired assets.

The table below summarizes acquisitions since September 30, 2016:

Market	Submarket	Square Feet	Occupancy at Closing	Closed	Anticipated Yield[1]
Northern California	880 Corridor	66,000	100.0%	Oct-16	7.5%
Chicago	I-55 Corridor	45,000	100.0%	Oct-16	6.1%
Denver	Northeast	146,000	100.0%[2]	Nov-16	5.9%
Chicago	North DuPage	94,000	100.0%	Dec-16	4.3%
Total/Weighted Average		351,000	100.0%		6.2%

1 Anticipated yield represents year-one cash yield for stabilized acquisitions and projected stabilized cash yield for value-add acquisitions.
2 Property has known year-one move-out, anticipated yield reflects projected releasing of this space.

Development and Redevelopment
Since September 30, 2016, DCT Industrial stabilized 877,000 square feet of development and redevelopment at an anticipated weighted-average yield of 7.4 percent and an investment of approximately $79.0 million. The Company also commenced construction on 1.3 million square feet and purchased 65.4 acres for the future development of 1.2 million square feet.

Highlights since DCT Industrial’s Q3 2016 Earnings Release:

•	Completed and stabilized 22290 Hathaway Avenue, a 297,000 square foot redevelopment located in the Hayward submarket of Northern California.

•	Executed a 116,000 square foot lease for DCT Commerce Center Building C, bringing the 136,000 square foot building, located in the Airport West submarket of Miami, to 85.6 percent leased.

•	Acquired 53.3 acres in the Fife/Tacoma submarket of Seattle to develop DCT Blair Logistics Center, a two-building development totaling 972,000 square feet.

•
Acquired 8.3 acres in the I-55 Corridor submarket of Chicago and commenced construction of DCT Greenwood, a 140,000 square foot distribution building. Construction is scheduled to be complete in Q4 2017.

•
Acquired 3.8 acres in the Southwest Broward County submarket of Miami, through a 90 percent-owned joint venture, to develop Seneca Commerce Center Building IV, a 62,000 square foot distribution building. The building is located in DCT Industrial’s Seneca Commerce Center development project, a five-building industrial park that will total 719,000 square feet. The Company also commenced construction on Building I in the development, a 222,000 square foot building scheduled to be complete in Q3 2017.

•
Commenced construction of SCLA Building 18, a 370,000 square foot building located in Victorville, CA, which is owned by an unconsolidated joint venture.[3] The building is 42.0 percent pre-leased with construction scheduled to be complete in Q3 2017.

•	Commenced construction of DCT Miller Road, a 270,000 square foot building located in the Northwest submarket of Dallas. Construction is scheduled to be complete in Q3 2017.

•
Commenced construction of DCT Commerce Center Building E, a 162,000 square foot building located in the Airport West submarket of Miami. The building is 82.6 percent pre-leased with construction scheduled to be complete in Q4 2017.

•	Commenced construction of DCT DFW Trade Center, a 112,000 square foot building located in the DFW Airport submarket of Dallas. Construction is scheduled to be complete in Q3 2017.
3 DCT Industrial does not control this unconsolidated joint venture.

Dispositions
Since September 30, 2016, DCT Industrial sold four buildings totaling 925,000 square feet for total gross proceeds of $20.1 million with an expected year-one weighted-average cash yield of 6.9 percent.

The table below summarizes dispositions since September 30, 2016:

Market	Submarket	Square Feet	Occupancy	Closed
Indianapolis (3 buildings)	East County	823,000	47.7%	Nov-16
Dallas	Northeast	102,000	100.0%	Dec-16
Total/Weighted Average		925,000	53.5%

Capital Markets
Since September 30, 2016, DCT Industrial raised $37.1 million in net proceeds from the sale of common stock through its “at the market” equity offering. The Company issued approximately 796,000 shares at a weighted-average price of $47.17 per share. The proceeds were used to fund development and general corporate activities.

Dividend
DCT Industrial’s Board of Directors declared a $0.31 per share quarterly cash dividend, payable on April 12, 2017 to stockholders of record as of March 31, 2017.

Guidance
The Company’s guidance for 2017 Net Earnings (EPS) is between $0.46 and $0.56 per diluted share.

The Company’s 2017 FFO guidance, as adjusted, is between $2.32 and $2.42 per diluted share.

The Company’s guidance excludes any potential non-cash interest expense related to hedge ineffectiveness and gains related to future dispositions.

For additional details, assumptions and definitions related to the Company’s 2017 guidance, please refer to page 8 in DCT Industrial’s Q4 2016 supplemental reporting package.

Conference Call Information
DCT Industrial will host a conference call to discuss Q4 and full-year 2016 results on Friday, February 3, 2017 at 11:00 a.m. Eastern Time. Stockholders and interested parties may listen to a live broadcast of the conference call by dialing (877) 506-6112 or (412) 902-6686. A telephone replay will be available through Wednesday, May 3, 2017 and can be accessed by dialing (877) 344-7529 or (412) 317-0088 and entering the passcode 10098822. A live webcast of the conference call will be available in the Investors section of the DCT Industrial website at www.dctindustrial.com. A webcast replay will also be available shortly following the call until February 3, 2018.

Supplemental information is available in the Investors section of the Company’s website at www.dctindustrial.com or by e-mail request to investorrelations@dctindustrial.com. Interested parties may also obtain supplemental information from the SEC’s website at www.sec.gov.

About DCT Industrial Trust®
DCT Industrial is a leading real estate company specializing in the ownership, acquisition, development, leasing and management of bulk-distribution and light-industrial properties in high-demand distribution markets in the U.S. DCT’s actively-managed portfolio is strategically located near population centers and well-positioned to take advantage of market dynamics. As of December 31, 2016, the Company owned interests in approximately 74.0 million square feet of properties leased to approximately 900 customers. DCT maintains a Baa2 rating from Moody’s Investors Service and a BBB from Standard & Poor’s Rating Services. Additional information is available at www.dctindustrial.com.

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CONTACT:
Melissa Sachs
DCT Industrial Trust
303-597-2400
investorrelations@dctindustrial.com
###

DCT INDUSTRIAL TRUST INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(in thousands, except share information)

	December 31, 2016	December 31, 2015
ASSETS	(unaudited)
Land	$1,075,995	$1,009,905
Buildings and improvements	3,202,293	2,886,859
Intangible lease assets	78,356	84,420
Construction in progress	72,829	159,397
Total investment in properties	4,429,473	4,140,581
Less accumulated depreciation and amortization	(839,773)	(742,980)
Net investment in properties	3,589,700	3,397,601
Investments in and advances to unconsolidated joint ventures	95,606	82,635
Net investment in real estate	3,685,306	3,480,236
Cash and cash equivalents	10,286	18,412
Restricted cash	7,346	31,187
Straight-line rent and other receivables, net of allowance for doubtful accounts of $379 and $335, respectively	79,889	60,357
Other assets, net	25,315	15,964
Assets held for sale	—	26,199
Total assets	$3,808,142	$3,632,355

LIABILITIES AND EQUITY
Liabilities:
Accounts payable and accrued expenses	$93,097	$108,788
Distributions payable	29,622	26,938
Tenant prepaids and security deposits	32,884	29,663
Other liabilities	37,403	18,398
Intangible lease liabilities, net	21,421	22,070
Line of credit	75,000	70,000
Senior unsecured notes	1,351,969	1,276,097
Mortgage notes	201,959	210,375
Liabilities related to assets held for sale	—	869
Total liabilities	1,843,355	1,763,198

Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none outstanding	—	—
Shares-in-trust, $0.01 par value, 100,000,000 shares authorized, none outstanding	—	—
Common stock, $0.01 par value, 500,000,000 shares authorized 91,516,113 and 88,313,891 shares issued and outstanding as of December 31, 2016 and December 31, 2015, respectively	915	883
Additional paid-in capital	2,884,806	2,766,193
Distributions in excess of earnings	(1,005,728)	(992,010)
Accumulated other comprehensive loss	(17,944)	(23,082)
Total stockholders’ equity	1,862,049	1,751,984
Noncontrolling interests	102,738	117,173
Total equity	1,964,787	1,869,157
Total liabilities and equity	$3,808,142	$3,632,355

DCT INDUSTRIAL TRUST INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(in thousands, except per share information)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
REVENUES:	(unaudited)		(unaudited)
Rental revenues	$101,853	$88,822	$391,360	$353,091
Institutional capital management and other fees	377	472	1,416	1,606
Total revenues	102,230	89,294	392,776	354,697

OPERATING EXPENSES:
Rental expenses	8,967	8,539	36,797	35,995
Real estate taxes	15,291	14,137	60,020	56,219
Real estate related depreciation and amortization	41,090	39,134	161,334	156,010
General and administrative	8,290	9,665	29,280	34,577
Impairment losses	—	1,914	—	2,285
Casualty gain	(475)	(414)	(2,753)	(414)
Total operating expenses	73,163	72,975	284,678	284,672
Operating income	29,067	16,319	108,098	70,025

OTHER INCOME (EXPENSE):
Development profit, net of taxes	—	—	—	2,627
Equity in earnings of unconsolidated joint ventures, net	1,135	937	4,118	7,273
Gain on dispositions of real estate interests	6,843	36,785	49,895	77,871
Interest expense	(16,205)	(13,464)	(64,035)	(54,055)
Interest and other income (expense)	(30)	31	551	(40)
Income tax expense and other taxes	(81)	(24)	(591)	(736)
Consolidated net income of DCT Industrial Trust Inc.	20,729	40,584	98,036	102,965
Net income attributable to noncontrolling interests	(1,038)	(2,035)	(4,976)	(8,917)
Net income attributable to common stockholders	19,691	38,549	93,060	94,048
Distributed and undistributed earnings allocated to participating securities	(172)	(168)	(669)	(678)
Adjusted net income attributable to common stockholders	$19,519	$38,381	$92,391	$93,370

NET EARNINGS PER COMMON SHARE:
Basic	$0.21	$0.44	$1.03	$1.06
Diluted	$0.21	$0.43	$1.03	$1.05

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	91,069	88,241	89,867	88,182
Diluted	91,185	88,614	89,982	88,514

Distributions declared per common share	$0.31	$0.28	$1.18	$1.12

Reconciliation of Net Income Attributable to Common Stockholders to Funds from Operations
(unaudited, in thousands, except per share and unit data)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2016	2015	2016	2015
Reconciliation of net income attributable to common stockholders to FFO:
Net income attributable to common stockholders	$19,691	$38,549	$93,060	$94,048
Adjustments:
Real estate related depreciation and amortization	41,090	39,134	161,334	156,010
Equity in earnings of unconsolidated joint ventures, net	(1,135)	(937)	(4,118)	(7,273)
Equity in FFO of unconsolidated joint ventures(1)	2,946	2,478	10,267	9,902
Impairment losses on depreciable real estate	—	1,914	—	2,285
Gain on dispositions of real estate interests	(6,843)	(36,785)	(49,895)	(77,871)
Gain (loss) on dispositions of non-depreciable real estate	43	(18)	43	—
Noncontrolling interest in the above adjustments	(1,571)	(401)	(5,576)	(4,487)
FFO attributable to unitholders	2,144	2,060	8,930	8,274
FFO attributable to common stockholders and unitholders – basic and diluted(2)	56,365	45,994	214,045	180,888
Adjustments:
Acquisition costs	524	4	1,084	1,943
Severance costs	—	3,558	—	3,558
Hedge ineffectiveness (non-cash)	(867)	—	(414)	—
FFO, as adjusted, attributable to common stockholders and unitholders – basic and diluted	$56,022	$49,556	$214,715	$186,389

FFO per common share and unit – basic	$0.59	$0.49	$2.27	$1.95
FFO per common share and unit – diluted	$0.59	$0.49	$2.27	$1.94

FFO, as adjusted, per common share and unit – basic	$0.59	$0.53	$2.28	$2.00
FFO, as adjusted, per common share and unit – diluted	$0.59	$0.53	$2.27	$2.00

FFO weighted average common shares and units outstanding:
Common shares for net earnings per share	91,069	88,241	89,867	88,182
Participating securities	569	555	563	560
Units	3,581	4,136	3,912	4,227
FFO weighted average common shares, participating securities and units outstanding – basic	95,219	92,932	94,342	92,969
Dilutive common stock equivalents	116	373	115	332
FFO weighted average common shares, participating securities and units outstanding – diluted	95,335	93,305	94,457	93,301

(1)
Equity in FFO of unconsolidated joint ventures is determined as our share of FFO from each unconsolidated joint venture. See DCT Industrial's fourth quarter 2016 supplemental reporting package for additional information.

(2)	FFO as defined by the National Association of Real Estate Investment Trusts (NAREIT).

Guidance
The Company is providing the following guidance:

	Range for the Full-Year
	2017
	Low	High
Guidance:
Net earnings per common share-diluted (EPS)	$0.46	$0.56
Adjustments:
Real estate related depreciation and amortization(1)	1.85	1.85
Noncontrolling interest in adjustments	0.01	0.01
FFO, as adjusted, per common share and unit-diluted(2)	$2.32	$2.42

(1)	Includes proportionate share of real estate depreciation and amortization from unconsolidated joint ventures.

(2)	The Company’s guidance excludes potential non-cash interest expense related to hedge ineffectiveness and gains related to future dispositions.

The following table shows the calculation of our Fixed Charge Coverage Ratio for the three and twelve months ended December 31, 2016 and 2015 (unaudited, in thousands):

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2016	2015	2016	2015
Net income attributable to common stockholders	$19,691	$38,549	$93,060	$94,048
Interest expense	16,205	13,464	64,035	54,055
Proportionate share of interest expense from unconsolidated joint ventures(1)	273	274	1,100	1,244
Real estate related depreciation and amortization	41,090	39,134	161,334	156,010
Proportionate share of real estate related depreciation and amortization from unconsolidated joint ventures(1)	1,205	1,102	4,500	4,739
Income tax expense and other taxes	81	24	591	736
Stock-based compensation(2)	1,542	5,063	5,695	8,945
Noncontrolling interests	1,038	2,035	4,976	8,917
Non-FFO gain on dispositions of real estate interests	(6,800)	(36,803)	(49,852)	(77,871)
Impairment losses	—	1,914	—	2,285
Adjusted EBITDA	$74,325	$64,756	$285,439	$253,108

CALCULATION OF FIXED CHARGES:
Interest expense	$16,205	$13,464	$64,035	$54,055
Capitalized interest	2,254	3,796	9,902	15,849
Amortization of loan costs and debt premium/discount	(255)	232	(942)	508
Other non-cash interest expense	(156)	(1,025)	(3,680)	(4,097)
Proportionate share of interest expense from unconsolidated joint ventures(1)	273	274	1,100	1,244
Total fixed charges	$18,321	$16,741	$70,415	$67,559

Fixed charge coverage ratio	4.1x	3.9x	4.1x	3.7x

(1)
Amounts are determined based on our ownership share of such amounts from the unconsolidated joint ventures. See DCT Industrial's fourth quarter 2016 supplemental reporting package for additional information.

(2)	Includes approximately $3.6 million of severance costs for the three and twelve months ended December 31, 2015.

The following table is a reconciliation of our reported net income attributable to common stockholders to our net operating income for the three and twelve months ended December 31, 2016 and 2015 (unaudited, in thousands):

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2016	2015	2016	2015
Reconciliation of net income attributable to common stockholders to NOI:
Net income attributable to common stockholders	$19,691	$38,549	$93,060	$94,048
Net income attributable to noncontrolling interests	1,038	2,035	4,976	8,917
Income tax expense and other taxes	81	24	591	736
Interest and other (income) expense	30	(31)	(551)	40
Interest expense	16,205	13,464	64,035	54,055
Equity in earnings of unconsolidated joint ventures, net	(1,135)	(937)	(4,118)	(7,273)
General and administrative expense	8,290	9,665	29,280	34,577
Real estate related depreciation and amortization	41,090	39,134	161,334	156,010
Impairment losses	—	1,914	—	2,285
Development profit, net of taxes	—	—	—	(2,627)
Gain on dispositions of real estate interests	(6,843)	(36,785)	(49,895)	(77,871)
Casualty gain	(475)	(414)	(2,753)	(414)
Institutional capital management and other fees	(377)	(472)	(1,416)	(1,606)
Total NOI	77,595	66,146	294,543	260,877
Less NOI – non-same store properties	(12,783)	(5,694)	(56,551)	(34,550)
Same store NOI	64,812	60,452	237,992	226,327
Less revenue from lease terminations	(8)	(106)	(359)	(2,052)
Add early termination straight-line rent adjustment	5	(1)	167	255
Same store NOI, excluding revenue from lease terminations	64,809	60,345	237,800	224,530
Less straight-line rents, net of related bad debt expense	(1,088)	(1,764)	(4,398)	(3,802)
Less amortization of above/(below) market rents	(594)	(636)	(2,204)	(2,426)
Same store Cash NOI, excluding revenue from lease terminations	$63,127	$57,945	$231,198	$218,302

Financial Measures
NOI is defined as rental revenues, which includes expense reimbursements, less rental expenses and real estate taxes, and excludes institutional capital management fees, depreciation, amortization, casualty and involuntary conversion gain (loss), impairment, general and administrative expenses, equity in earnings (loss) of unconsolidated joint ventures, interest expense, interest and other income and income tax expense and other taxes. DCT Industrial considers NOI to be an appropriate supplemental performance measure because NOI reflects the operating performance of DCT Industrial’s properties and excludes certain items that are not considered to be controllable in connection with the management of the properties such as amortization, depreciation, impairment, interest expense, interest and other income, income tax expense and other taxes and general and administrative expenses. We also present NOI excluding lease termination revenue as it is not considered to be indicative of recurring operating performance. However, NOI should not be viewed as an alternative measure of DCT Industrial’s financial performance since it excludes expenses which could materially impact our results of operations. Further, DCT Industrial’s NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating NOI. Therefore, DCT Industrial believes net income, as defined by GAAP, to be the most appropriate measure to evaluate DCT Industrial’s overall financial performance.

We calculate Cash NOI as NOI excluding non-cash amounts recorded for straight-line rents including related bad debt expense and the amortization of above and below market rents. DCT Industrial considers Cash NOI to be an appropriate supplemental performance measure because Cash NOI reflects the operating performance of DCT Industrial’s properties and excludes certain non-cash items that are not considered to be controllable in connection with the management of the property such as accounting adjustments for straight-line rent and the amortization of above or below market rent. Additionally, DCT Industrial presents Cash NOI, excluding revenue from lease terminations, as such revenue is not considered indicative of recurring operating performance.

Same Store Properties are determined independently for each period presented, quarter-to-date and year-to-date, by including all consolidated operating properties that have been owned for the entire current and prior period presented. We consider NOI and Cash NOI from Same Store Properties to be a useful measure in evaluating our financial performance and to improve comparability between periods by including only properties owned for comparable periods.

DCT Industrial believes that net income (loss) attributable to common stockholders, as defined by GAAP, is the most appropriate earnings measure.  However, DCT Industrial considers funds from operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), to be a useful supplemental, non-GAAP measure of DCT Industrial’s operating performance.  NAREIT developed FFO as a relative measure of performance of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP.  FFO is generally defined as net income attributable to common stockholders, calculated in accordance with GAAP, plus real estate-related depreciation and amortization, less gains from dispositions of operating real estate held for investment purposes, plus impairment losses on depreciable real estate and impairments of in substance real estate investments in investees that are driven by measurable decreases in the fair value of the depreciable real estate held by the unconsolidated joint ventures and adjustments to derive DCT Industrial’s proportionate share of FFO of unconsolidated joint ventures.  We exclude gains and losses on business combinations and include the gains or losses from dispositions of properties which were acquired or developed with the intention to sell or contribute to an investment fund in our definition of FFO.  Although the NAREIT definition of FFO predates the guidance for accounting for gains and losses on business combinations, we believe that excluding such gains and losses is consistent with the key objective of FFO as a performance measure.  We also present FFO, as adjusted, which excludes hedge ineffectiveness, certain severance costs, acquisition costs, debt modification costs and impairment losses on properties which are not depreciable.  We believe that FFO excluding hedge ineffectiveness, certain severance costs, acquisition costs, debt modification costs and impairment losses on non-depreciable real estate is useful supplemental information regarding our operating performance as it provides a more meaningful and consistent comparison of our operating performance and allows investors to more easily compare our operating results.  Readers should note that FFO captures neither the changes in the value of DCT Industrial’s properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of DCT Industrial’s properties, all of which have real economic effect and could materially impact DCT Industrial’s results from operations. NAREIT’s definition of FFO is subject to interpretation, and modifications to the NAREIT definition of FFO are common. Accordingly, DCT Industrial’s FFO may not be comparable to other REITs’ FFO and FFO should be considered only as a supplement to net income (loss) as a measure of DCT Industrial’s performance.

We calculate Fixed Charge Coverage Ratio as Adjusted EBITDA divided by total Fixed Charges. Fixed Charges include interest expense, interest capitalized, our proportionate share of our unconsolidated joint venture interest expense and adjustments for amortization of discounts, premiums, loan costs and other non-cash interest expense. DCT Industrial considers Fixed Charge Coverage Ratio to be an appropriate supplemental measure of our ability to satisfy fixed financing obligations.

Forward-Looking Statements
We make statements in this report that are considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions and includes statements regarding our anticipated yields. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: national, international, regional and local economic conditions, the general level of interest rates and the availability of capital; the competitive environment in which we operate; real estate risks, including fluctuations in real estate values and the general economic climate in local markets and competition for tenants in such markets; decreased rental rates or increasing vacancy rates; defaults on or non-renewal of leases by tenants; acquisition and development risks, including failure of such acquisitions and development projects to perform in accordance with projections; the timing of acquisitions, dispositions and development; natural disasters such as fires, floods, tornadoes, hurricanes and earthquakes; energy costs; the terms of governmental regulations that affect us and interpretations of those regulations, including the cost of compliance with those regulations, changes in real estate and zoning laws and increases in real property tax rates; financing risks, including the risk that our cash flows from operations may be insufficient to meet required payments of principal, interest and other commitments; lack of or insufficient amounts of insurance; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; the consequences of future terrorist attacks or civil unrest; environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by us; and other risks and uncertainties detailed in the section of our Form 10-K filed with the SEC and updated on Form 10-Q entitled “Risk Factors.” In addition, our current and continuing qualification as a real estate investment trust, or REIT, involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, or the Code, and depends on our ability to meet the various requirements imposed by the Code through actual operating results, distribution levels and diversity of stock ownership. We assume no obligation to update publicly any forward looking statements, whether as a result of new information, future events or otherwise.